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                                                           SUB-ITEM 77Q1 (a)

An amendment, dated February 29, 2008, to the Amended and Restated Declaration of Trust, dated August 12, 2003, is contained in Post-Effective Amendment No. 42 to the Registration
Statement for MFS Variable  Insurance Trust II
(File Nos. 2-83616 and 811-3732),
as filed with the Securities and Exchange Commission via EDGAR on April 28, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                             SUB-ITEM 77Q1(a)


                        MFS VARIABLE INSURANCE TRUST II

                         CERTIFICATION OF AMENDMENT
                         TO THE DECLARATION OF TRUST

                             REDESIGNATION
                               OF SERIES



         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the Declaration), of MFS Variable Insurance Trust II, a business trust organized under the laws of The
Commonwealth of  Massachusetts
(the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS Emerging Growth Portfolio shall be redesignated as MFS Growth Portfolio.



         Pursuant to Section 10.1 of the Declaration, this instrument shall be effective May 1, 2008.



IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of April, 2008.



J. KERMIT BIRCHFIELD_____             MARCIA A. KEAN__________
J. Kermit Birchfield                  Marcia A. Kean
33 Way Road                           addressStreet103 Waban Avenue
placeCityGloucester,
StateMA  PostalCode01930              placeCityNewton StateMA
                                      PostalCode02468